Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-3 of Loxo Oncology, Inc. of our report dated March 27, 2015 on our audits of the financial statements of Loxo Oncology, Inc. as of December 31, 2013 and 2014 and for the period from May 9, 2013 (Date of Inception) to December 31, 2013 and the year ended December 31, 2014.  We also consent to the reference to our Firm under the caption “Experts”.

/s/ CohnReznick LLP

Roseland, New Jersey

July 31, 2015